Exhibit 99.1

     Brookline Bancorp Announces 2003 Second Quarter Earnings and
             Declaration of Per Share Regular Dividend of
                  $0.085 and Extra Dividend of $0.20


    BROOKLINE, Mass.--(BUSINESS WIRE)--July 17, 2003--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today its earnings for the second quarter of 2003 and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share and an extra dividend of $0.20 per share payable on August 15, 2003 to stockholders of record on July 31, 2003.
    The Company earned $6,687,000, or $0.12 per share (on a basic and diluted basis), for the quarter ended June 30, 2003 compared to $5,131,000, or $0.09 per share (on a basic and diluted basis), for the quarter ended June 30, 2002. The 2003 quarter included an after-tax credit of $2,727,000, or $0.05 per share, resulting from settlement of the matter addressed in the following paragraph.
    On March 5, 2003, a new law was enacted denying favorable tax treatment for dividend distributions from real estate investment trusts ("REITs") in determining Massachusetts taxable income not only for the year 2003 and thereafter, but also retroactively to tax years beginning in 1999. Because of the new law and as required by generally accepted accounting principles, $8,580,000 ($5,515,000 on an after-tax basis) was charged to the Company's earnings in the first quarter of 2003, despite initiatives by the Company to dispute and appeal taxes assessed. As previously communicated, on June 23, 2003, the Company signed an agreement with the Commissioner of Revenue of the Commonwealth of Massachusetts settling all disputes relating to assessments and the tax treatment of the Company's REIT subsidiary for the years 1999 through 2002. In accordance with that agreement, the Company paid $4,341,000 as full settlement of taxes and interest due. The credit mentioned in the preceding paragraph is the difference between the liability recorded in the first quarter of 2003 and the amount of the settlement paid, net of related tax benefits.
    Excluding the credit resulting from settlement of the REIT tax matter, net income in the second quarter of 2003 was $1,171,000 less than net income in the second quarter of 2002. The decline was attributable primarily to a $1,680,000 ($977,000 on an after-tax basis) write-down of unamortized premiums paid in purchasing collateralized mortgage obligations and pass-through mortgage-backed securities (collectively "mortgage securities"). Unprecedented prepayment of loans underlying the mortgage securities shortened the estimated life of the securities significantly, thus necessitating accelerated expensing of part of the premiums paid to purchase the securities. Continuation of unprecedented prepayment of loans underlying the mortgage securities could require further write-downs of unamortized premiums in the future. The total of unamortized premiums on mortgage securities at June 30, 2003 was $4,403,000, $2,143,000 of which is scheduled to amortize in the second half of 2003.
    The Company entered the indirect automobile lending business in the first quarter of 2003. Total indirect automobile loans outstanding increased from $12,996,000 at March 31, 2003 to $84,385,000 at June
30, 2003. The Company is doing business with over 80 dealerships. The average credit score of all loans originated is in excess of 725 and the total of loans with credit scores below 660 is less than 10%. The total of loans delinquent over 30 days at June 30, 2003 was $73,000, or 0.09% of the portfolio. As previously communicated, the Company expects the total of indirect automobile loan originations to be in the range of $175 million to $200 million in 2003 and the indirect automobile loan business to contribute modestly to the Company's net earnings in the second half of 2003.
    Average interest-earning assets increased $236 million, or 20%, in the 2003 second quarter compared to the 2002 second quarter due to proceeds from the Company's stock offering in July 2002. Despite such asset growth, net interest income was lower due to the premium write-down mentioned above and lower asset yields. The current interest rate environment is the lowest in over forty years. Continuation of that environment or further declines in interest rates will have a negative impact on the Company's net interest income and net interest margin. Since a high percent of the Company's assets (over 40%) are funded by stockholders' equity, declining rates cause a greater reduction in asset yields than the amount of reduction in rates paid on deposits and borrowed funds. Conversely, rising interest rates would have a positive effect on the Company's net interest income and net interest margin.
    Provision for loan losses in the 2003 quarter compared to the 2002 quarter was higher due primarily to loan growth. Non-performing assets remained diminimus ($29,000 at June 30, 2003). Non-interest income was higher due primarily to increased fees from mortgage loan prepayments, changes in the pricing of deposit services and valuation adjustments related to the Company's swap agreement. Non-interest expenses were higher because of commencement of the indirect automobile lending activities in 2003, the contemplated opening of a new branch in the third quarter, added personnel, higher employee benefits costs, higher occupancy costs, professional fees associated with the REIT matter, and added costs for corporate governance and stockholder related matters. The effective income tax rate is higher in 2003 than in 2002 primarily because of the loss of the favorable tax treatment previously applied to the activities of the Company's REIT subsidiary.
    Net income for the six months ended June 30, 2003 was $6,539,000, or $0.11 per share (on a basic and diluted basis) compared to $10,610,000, or $0.18 per share (on a basic and diluted basis) for the six months ended June 30, 2002. Excluding the $2,788,000 ($0.05 per share) after-tax net charge to earnings resulting from settlement of the REIT tax matter previously discussed, net income was $1,283,000 less in the 2003 six month period than in the 2002 six month period. The decline was attributable primarily to the write-down of unamortized premiums and lower asset yields previously discussed. Changes in the provision for loan losses, non-interest income, non-interest expenses and the effective income tax rate between the 2003 and 2002 six month periods were due primarily to the same reasons cited above regarding second quarter changes.
    In approving an extra dividend of $0.20 per share in addition to a regular quarterly dividend of $0.085 per share, the Board of Directors considered the capital requirements of the Company and the recent reduction in tax rates on dividends. While it is the intent of the Board for the foreseeable future to authorize payment of an extra dividend of $0.20 per share semi-annually, the payment and magnitude of any future extra dividend will be considered in light of changing opportunities to deploy capital effectively including the repurchase of stock, future income tax rates and general economic conditions.

    This press release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that might cause such differences include, but are not limited to, general economic conditions, changes in interest rates, tax and regulatory considerations, and competition.



               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
                   (In thousands except share data)

                                    June 30,  December 31,  June 30,
                                      2003       2002         2002
                                  (unaudited)             (unaudited)

    Assets
Cash and due from banks             $12,870     $13,571     $16,802
Short-term investments               90,841     224,897     404,518
Securities available for sale       342,964     361,049     223,327
Securities held to maturity
 (market value of $1,597,
 $4,944 and $6,964, respectively)     1,548       4,861       6,921
Restricted equity securities          9,423       9,423       9,423
Loans, excluding money market
 loan participations                951,489     803,425     819,043
Money market loan participations          -       4,000      36,000
Allowance for loan losses           (15,811)    (15,052)    (15,214)
     Net loans                      935,678     792,373     839,829
Other investment                      3,969       3,979       3,923
Accrued interest receivable           5,377       5,224       5,982
Bank premises and equipment, net      2,533       1,813       1,812
Prepaid income taxes                  1,376           -           -
Deferred tax asset                    7,212       5,779       2,292
Other assets                            417         388         613
     Total assets                $1,414,208  $1,423,357  $1,515,442

 Liabilities and Stockholders' Equity
Deposits                           $662,754    $649,325    $671,788
Borrowed funds                      123,738     124,900     178,801
Stock offering subscription
 proceeds                                 -           -     351,946
Mortgagors' escrow accounts           4,361       4,256       4,217
Income taxes payable                      -       4,970       5,218
Accrued expenses and other
 liabilities                          8,512       7,525       7,025
     Total liabilities              799,365     790,976   1,218,995

Stockholders' equity:
  Preferred stock, $.01 par value;
   50,000,000 shares, 50,000,000
   shares and 5,000,000 shares
   authorized, respectively;
   none issued                         -           -           -
  Common stock, $0.01 par value;
   200,000,000 shares, 200,000,000
   shares and 45,000,000 shares
   authorized, respectively;
   58,953,804 shares, 58,714,948
   shares and 29,722,521 shares
   issued, respectively                 589         587         297
  Additional paid-in capital        451,151     449,254     141,412
  Retained earnings, partially
   restricted                       182,584     185,788     184,275
  Accumulated other comprehensive
   income (A)                         2,673       4,155       9,968
  Treasury stock, at cost -
   1,335,299 shares, 170,299
   shares and 2,921,378 shares,
   respectively                     (17,017)     (1,944)    (33,813)
  Unearned compensation -
   recognition and retention plan      (588)       (741)       (822)
  Unallocated common stock held by
   ESOP - 834,362 shares, 865,364
   shares and 408,430 shares,
   respectively                      (4,549)     (4,718)     (4,870)
       Total stockholders' equity   614,843     632,381     296,447
       Total liabilities and
        stockholders' equity     $1,414,208  $1,423,357  $1,515,442

(A) Represents net unrealized gains on securities available for sale, net of taxes.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
                   (In thousands except share data)

                          Three months ended        Six months ended
                               June 30,                 June 30,
                          2003          2002        2003        2002
                                          (unaudited)
Interest income:
  Loans, excluding
   money market loan
   participations         $13,914     $14,392     $27,169     $28,831
  Money market loan
   participations               4          47          17          84
  Debt securities             910       2,560       4,163       4,870
  Marketable equity
   securities                  96         138         208         269
  Restricted equity
   securities                  71          87         147         170
  Short-term
   investments                350         462         928         813
     Total interest income 15,345      17,686      32,632      35,037

Interest expense:
    Deposits                3,224       4,091       6,666       8,166
    Borrowed funds          1,409       2,666       2,830       5,271
    Total interest expense  4,633       6,757       9,496      13,437
Net interest income        10,712      10,929      23,136      21,600
Provision (credit)
 for loan losses              360           -         735        (100)
     Net interest income
      after provision
      (credit) for
      loan losses          10,352      10,929      22,401      21,700

Non-interest income:
  Fees and charges            714         448       1,260         816
  Gains on
   securities, net            181         312         508       1,235
  Swap agreement
   market valuation
   credit (charge)             18        (117)         37         (64)
  Other income                181         158         248         318
     Total non-interest
      income                1,094         801       2,053       2,305

Non-interest expense:
  Compensation and
   employee benefits        2,422       2,131       4,815       4,214
   Occupancy                  443         275         781         562
  Equipment and data
   processing                 776         680       1,403       1,383
  Advertising and marketing   188         175         375         337
  Other                       751         386       1,339         870
     Total non-interest
      expense               4,580       3,647       8,713       7,366

Income before income
 taxes                      6,866       8,083      15,741      16,639

Income tax expense:
  Provision for
   income taxes             2,906       2,952       6,414       6,029
  Retroactive (credit)
   assessment related
   to REIT                 (2,727)          -       2,788           -
     Total income
      tax expense             179       2,952       9,202       6,029

     Net income            $6,687      $5,131      $6,539     $10,610

Weighted average
 common shares outstanding
 during the period:
     Basic             56,599,521  57,530,747  57,031,545  57,493,593
     Diluted           57,575,487  58,538,741  57,995,708  58,316,740

Earnings per common
 share:
     Basic                  $0.12       $0.09       $0.11       $0.18
     Diluted                $0.12       $0.09       $0.11       $0.18


                               Three months ended June 30,
                             2003                       2002
                                    Average                    Average
                 Average             yield/  Average            yield/
                 balance    Interest  cost   balance   Interest  cost
                               (1)                       (1)
                                  (Dollars in thousands)
Assets:
Interest-earning
assets:

 Short-term
  investments     $120,409     $350  1.17%   $106,811     $462  1.73%
 Debt securities
  (2)(4)           365,122      914  1.00     198,264    2,561  5.17
 Equity
  securities (2)    21,241      202  3.81      29,229      273  3.74
 Mortgage
  loans (3)        815,533   12,873  6.31     794,721   13,934  7.01
 Commercial
  participation
  loans              1,132        4  1.42       9,998       47  1.89
 Other commercial
  loans (3)         23,961      352  5.88      28,208      387  5.49
 Consumer loans (3)  2,999       57  7.60       3,197       71  8.88
 Auto finance
  loans (3)         56,441      632  4.49           -        -     -
   Total interest-
    earning
    assets       1,406,838   15,384  4.38   1,170,428   17,735  6.06
Allowance for
 loan losses       (15,594)                   (15,280)
Non-interest
 earning assets     28,596                     34,045
   Total assets $1,419,840                 $1,189,193

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
 Deposits:
  NOW accounts     $60,962       26  0.17%    $75,993       93  0.49%
  Savings
   accounts (5)     20,777       38  0.73      15,014       39  1.04
  Money market
   savings
   accounts        294,448    1,214  1.65     263,930    1,158  1.76
  Certificate of
   deposit
   accounts        257,248    1,946  3.03     278,503    2,679  3.86
    Total deposits 633,435    3,224  2.04     633,440    3,969  2.51
   Borrowed funds  123,804    1,409  4.50     179,131    2,666  5.89
    Total deposits
     and borrowed
     funds         757,239    4,633  2.45     812,571    6,635  3.28
   Stock offering
    proceeds             -        -     -      47,810      122  1.02
     Total interest-
      bearing
      liabilities  757,239    4,633  2.45     860,381    6,757  3.15
Non-interest-bearing
 demand checking
 accounts           28,494                     18,292
Other liabilities   20,730                     17,878
   Total
    liabilities    806,463                    896,551
Stockholders'
   Equity          613,377                    292,642
   Total
    liabilities and
    stockholders'
    equity      $1,419,840                 $1,189,193
Net interest income
 (tax equivalent
  basis)/interest
  rate spread (6)            10,751  1.93%              10,978  2.91%
Less adjustment of
 tax exempt income               39                         49
Net interest income         $10,712                    $10,929
Net interest margin (7)              3.06%                      3.74%

(1) Tax exempt income on equity securities is included on a tax equivalent basis.
(2) Average balances include unrealized gains on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.
(3) Loans on non-accrual status are included in average balances.
(4) Included in interest income in the 2003 period is $1,680 of premium write-down on the CMO portfolio. Excluding the write-down, the average yield for the 2003 period would have been 2.84% for debt securities and 4.85% for total interest-earning assets.
(5) Savings accounts include mortgagors' escrow accounts.
(6) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(7) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                             Three months ended    Six months ended
                                   June 30,            June 30,
                               2003      2002       2003      2002
Performance Ratios
(annualized):

  Return on average assets     1.88%     1.73%      0.92%     1.85%
  Return on average
   stockholders' equity        4.36%     7.01%      2.10%     7.31%
  Return on average
   stockholders' equity,
   excluding effect of
   unrealized gains on
   securities available for
   sale, net of taxes          4.38%     7.20%      2.12%     7.50%
  Interest rate spread         1.93%     2.91%      2.10%     2.94%
  Net interest margin          3.06%     3.74%      3.29%     3.83%
  Efficiency ratio (A)        39.40%    31.94%     35.31%    32.50%

Dividend paid per share
 during period               $0.085    $0.073(B)    $0.17   $0.146(B)


(A) Represents the ratio of non-interest expenses divided by the sum of net interest income and non-interest income (exclusive of securities gains).
(B) Adjusted to reflect exchange of shares resulting from reorganization on July 9, 2002.


                                      June 30,  December 31,  June 30,
                                        2003        2002        2002
                                            (dollars in thousands
                                            except per share data)

Capital Ratio:
Stockholders' equity to total assets   43.48%      44.43%      19.56%

Asset Quality:

Non-performing loans                     $29          $5        $136
Non-performing assets                     29           5         136
Allowance for loan losses             15,811      15,052      15,214
Allowance for loan losses as a
 percent of total loans, excluding
 money market loan participations       1.66%       1.87%       1.86%
Non-performing assets as a percent of
 total assets                              -           -           -

Per Share Data:
  Book value per share                $10.67      $10.80     $11.06(B)
  Market value per share              $14.00      $11.90     $11.57(B)



    CONTACT: Brookline Bancorp, Inc.
             Paul Bechet, 617-278-6405